SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ---------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: OCTOBER 8, 1997

                               September 24, 1997
                        (Date of earliest event reported)



                               EIF HOLDINGS, INC.
             (Exact name of registrant as specified in its Charter)


                         Commission File Number 0-22388

            HAWAII                                       99-0273889
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No)


                           15201 Pipeline Lane, Ste. B
                           Huntington Beach, CA 92649
                    (Address of principal executive offices)

                                 (714) 897-9000
                           (Issuer's telephone number)

                     475 N. Muller Street, Anaheim, CA 92801
(Former name,former address and former fiscal year if changed since last report)

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
Item 5.    Other Events

The Board of Directors of EIF Holdings, Inc. announced the appointment of J. Drennan Lowell as Vice President and Chief Financial Officer. He replaces Joel Thomas who has decided to pursue other business interests.

"Drennan is an experienced financial professional who brings tremendous skills and a high level of credibility to the EIF organization. He has proven his ability to effectively manage day-to-day financial operations as well as complex project development, acquisition and financing transactions," said Frank Fradella, President and CEO.


Mr. Lowell, 41, most recently served as Vice President and Chief Financial Officer of NSC Corporaton. During most of that time, Mr. Fradella was President and CEO of NSC. Prior to joining NSC, Mr. Lowell held various financial management positions with Wheelabrator Technologies Inc., part of the Waste Management, Inc. organization. Mr. Lowell has Bachelors Degree from Colby College and an MBA from the Amos Tuck School at Dartmouth College.

When asked about his plans for EIF, Mr. Lowell stated, "Having worked with Frank before, I am excited about this opportunity and enthusiastic about the management team that is coming together. By combining strategic acquisitions, internal growth and effective management of operations, I believe we can build EIF into a very successful specialized maintenance services provider."


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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


EIF HOLDINGS, INC.

Date:   October 8, 1997           By_______/s/ Frank J. Fradella_______
                                  Frank J. Fradella
                                  President and Chief Executive Officer

                                  Signing on behalf of the registrant
                                  and as principle executive officer.

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